UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 28, 2007
Date of Report
(Date of earliest event reported)

Novell, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On February 28, 2007, the management of Novell, Inc. (“Novell”) amended a plan that began in the fourth fiscal quarter 2006 to restructure Novell's worldwide operations. As a result, Novell will incur additional restructuring charges throughout fiscal 2007, which in the aggregate have become material.

The primary goal of this amended restructuring plan is to simplify and refocus Novell's business to increase sustainable profitability. The amended restructuring plan is the result of Novell's ongoing efforts to develop its comprehensive transformation of Novell's business as Novell works toward achieving its stated goal of 5% to 7% exit rate operating margins by the end of fiscal 2007. The amended restructuring plan is expected to reduce costs in all areas of the business, including sales and marketing, product development, consulting and general and administrative expenses. Novell anticipates incurring restructuring charges each quarter of fiscal 2007 as the initiatives outlined for fiscal 2007 to redesign its business are implemented. Exit rate operating margins are defined as an annualized run rate expense level at the end of the period that, when compared to the full fiscal year's revenue, would result in a pro forma operating margin for the year.

Including the $4 million and $7 million of restructuring charges incurred during the fourth fiscal quarter 2006 and first fiscal quarter 2007, respectively, Novell anticipates that the amended restructuring plan, when fully implemented by the end of fiscal 2007, will result in total restructuring charges ranging from $35 million to $45 million. Of this amount, $32 million to $41 million is presently anticipated to be recorded for employee severance arrangements, of which approximately $9 million has already been recorded in the fourth fiscal quarter 2006 and the first fiscal quarter 2007. These employee severance arrangements will result in cash expenditures, of which approximately $7 million has already been paid. Approximately $3 million to $4 million is presently anticipated to be recorded for facility and other contract termination charges, of which approximately $2 million has already been recorded in the fourth fiscal quarter 2006 and first fiscal quarter 2007 and has already been paid. The remaining restructuring charges are anticipated to be principally paid, and the restructuring plan substantially completed by the end of fiscal 2007.

Forward-Looking Statements; Risks and Uncertainties

This document includes statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, including those related to the transformation of Novell's business, Novell's restructuring plans, the charges to be incurred and payments to be made under those plans, and future financial and operating results including statements about the achievement of 5% to 7% operating margins by the end of fiscal 2007. You should be aware that Novell's actual results could differ materially from those contained in the forward-looking statements, which are based on current expectations of Novell management and are subject to a number of risks and uncertainties, including, but not limited to, Novell's ability to realize the benefits anticipated from the Microsoft transaction, Novell's success in executing its Linux Platform Products, Identity and Access Management and Systems and Resource Management strategies, Novell's ability to take a competitive position in the Linux Platform Products, Identity and Access Management and Systems and Resource Management industries, business conditions and the general economy, market opportunities, potential new business strategies, competitive factors, sales and marketing execution, shifts in technologies or market demand, Novell's ability to integrate acquired operations and employees, the final conclusions of the Audit Committee (and the timing of such conclusions) concerning matters relating to Novell's review of its historical stock-based compensation practices, and the other factors described in Novell's Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on January 10, 2006. Novell disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Form 8-K except as required by the securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: February 28, 2007	By /s/ Dana C. Russell (Signature) Senior Vice President, Chief Financial Officer (Title)